SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 19, 2004

INTERNATIONAL MULTIFOODS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6699	41-0871880
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Cheshire Lane, Suite 300, Minnetonka, Minnesota		55305
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (952) 594-3300

Not applicable
(Former name or former address, if changed since last report)

Item 5.                   Other Events

On March 19, 2004, International Multifoods Corp. (“Multifoods”) was notified that Multifoods, its directors and a former officer have been named defendants in a lawsuit, seeking injunctive relief, filed in response to Multifoods’ recently announced agreement to be acquired by The J.M. Smucker Company.  The complaint, brought by a union shareholder, International Union of Operating Engineers, Local 132 Pension Plan, was filed in Hennepin County, Minnesota District Court.

Multifoods believes that the allegations are without merit and intends to vigorously defend itself against the lawsuit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL MULTIFOODS CORPORATION

Date: March 22, 2004	By	/s/ John E. Byom
John E. Byom
Senior Vice President, Finance and Chief Financial Officer